EXHIBIT 99.1

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Operator

Good morning, ladies and gentlemen. My name is Alexandria and I will be your conference facilitator. At this time, I would like to welcome everyone to the Compass Minerals' third-quarter earnings conference call. All lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question-and-answer period. (OPERATOR INSTRUCTIONS).

I would now like to turn the conference over to Director of Investor Relations, Ms. Peggy Landon. Ms. Landon, you may begin.


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Peggy Landon  - Compass Minerals International, Inc. - Director, IR


Thank you, operator, and good morning, everyone. With me here today are Michael Ducey, our President and CEO, and Rod Underdown, our CFO.

Before we begin, I'm going to take a moment to read our Safe Harbor statement to you. Today's discussion may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors, including those identified in Compass Minerals International's registration statement on Form S-1 filed with the Securities and Exchange Commission on September 27, 2004. The Company will not update any forward-looking statements made today to reflect future events or developments.

You can also find reconciliations of non-GAAP financial information in our earnings release and in the Investor Relations section of our Web site at CompassMinerals.com.

Now, it's my pleasure to introduce Mike Ducey.


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Michael Ducey  - Minerals International, Inc. - President, CEO


Thank you, Peggy. Good morning. Thank you for joining us.

I'm pleased to report that we had our 10th consecutive quarter of year-over-year sales growth. I'm especially pleased that all of our business lines contributed to that growth. Our Highway Deicing sales benefited from an increase in rock salt sales to chemical customers, as well as an increase in early season deliveries in the UK. Our general trade volume grew slightly and the price increase we told you about last quarter contributed to a 5 percent improvement in our pricing. Our sulfate of potash, SOP business, posted significant gains again with sales improving 43 percent over the same quarter last year. And we just announced a $20 a ton price increase, which will take effect in January.

We've talked a lot about how our acquisition of the IMC SOP marketing business last December has contributed to our SOP sales growth, and that's true again this quarter. We are also gaining sales volume by identifying opportunities to replace commodity potash.

Our third-quarter net income of 5.5 million includes a one-time, non-cash gain of 11.1 million from the release of our reserve of our deferred tax assets. Rod will walk you through the details of the non-cash accounting adjustment in just a few minutes. Without that release, our net loss would have been 5.1 million, or a loss of 17 cents per share, compared to a loss of 25 cents per share in the third quarter of 2003. As you know, we usually report a loss in the second and third quarters, when we build rock salt inventory for the upcoming winter season.

Our EBITDA improved 11 percent and our Adjusted EBITDA improved 23 percent over the third quarter of last year. EBITDA was 18.8 million this quarter; adjusted EBITDA was 22.7 million. Our EBITDA gains were positively affected by significant cost improvements. Over the last two years, our management team and employees have incorporated operational excellence, OE, into our culture. Every associate is charged with looking for ways to improve productivity and eliminate any cost that doesn't add value to our customer. In the last two years, we've taken out more than $10 million of costs from the business. We did this by increasing productivity at our rock salt mines, focusing on energy efficiency at our evaporation plants and improving average working capital to sales by more than 20 percent and increasing the asset velocity by 25 percent.

I'm especially proud of our energy-reduction program. You've heard me talk about our discretionary capital spending program whereby we spend 2 to $4 million per year to reinvest in payback projects. Several of our discretionary investments in recent years have been spent on efficiency in energy-reduction projects at our mechanical evaporation plants, and now we are really reaping the benefits of those investments. In fact, our year-to-date energy usage per ton is down 11 percent over the same period of 2003. Plus, our natural gas hedging program has helped us to contain the impact of rising natural gas prices. We are 90 percent hedged through the end of the year, so the changes in natural gas prices should increase our costs by only about $400,000 in the fourth quarter on a year-over-year basis.

Thanks to the hard work of our logistics department, our sales have not been adversely impacted by the rail shortages. The shortages have certainly made our logistics more challenging, but we've been able to overcome the obstacles and continue to deliver our products on a consistent basis. All of these accomplishments are working together to drive our EBITDA growth.

Looking ahead to the winter season, we've virtually completed the bidding for highway deicing award. We retained last year's market share gain and bid sizes increased another 1 or 2 percent. We've been increasing our inventories to meet the demand, so I have confidence that we will continue to earn our reputation as an excellent customer service company. As a reminder, these bids represent the customers' expectations of the winter salt requirements and aren't necessarily binding but over time, bid commitment volumes general equate to sales volumes. Our average bid price also increased by 5 percent. However, since we bid on a delivered-price basis, we expect increased transportation and port security costs to offset about half or slightly more of that increase.

Overall, I am confident -- very confident -- about our position moving into the winter season and we're ready to make our deliveries happen when snow and ice come in our market areas.

Now, I'm going to turn the call over to Rod for a more detailed discussion of our third-quarter financial performance.

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Rod Underdown  - Minerals International, Inc. - CFO


Thank you, Mike.

Our third-quarter gross sales and our product sales, which exclude shipping and handling costs, both increased 15 percent over the third quarter of 2003. Gross sales were $111.7 million this quarter and product sales were 83.9 million. This illustrates that we've been able to keep our shipping and handling costs consistent year-over-year and while we do expect some transportation costs to increase in the fourth quarter when we begin our winter shipments of highway deicing salt, we factor that into our highway deicing bids and believe we will recover this cost increase in our price negotiations in other product lines and businesses. Our gross sales of 459.1 million for the nine months ended September 30 are also an improvement of 15 percent over the prior year and year-to-date product sales were up 16 percent over last year.

As Mike discussed, all of our product lines contributed to our third-quarter year-over-year sales increase. Gross sales for our salt segment, of 94.4 million, were 11 percent, or 9.4 million, ahead of the same period last year. This sales increase was chiefly due to gains in our rock salt sales to industrial chemical customers, early-fill orders from UK deicing customers, and price improvements for our highway deicing and general trade products. Foreign exchange rates also increased our third-quarter sales by approximately $1.8 million. For the nine months ended September 30, our salt segment sales were
397.4 million, which is a 10 percent increase year-over-year.

Once again, we had significant growth in our sulfate of potash, or SOP segment. Gross sales were up 43 percent to 17.3 million compared to 12.1 million in the same quarter last year. For the nine months ended September 30, SOP sales were $61.7 million, which is a 59 percent increase over the same period last year. We also saw SOP price improvements from the increase we announced in February and June of this year.

Price increases -- prices increased more than $20 per ton from $206 in the third quarter of '03 to $227 in the third quarter of this year. We expect to see similar year-over-year improvements in SOP prices during the fourth quarter.

In addition to the price improvements, third-quarter sales volumes were up 17,000 tons over last year. We attribute just over half of the increase to the integration of our 2003 Carlsbad SOP acquisition and the remainder to our strategic marketing initiatives and to the robust potash market. Based on this growth, we are increasing our 2004 annual sales volume estimate to more than 360,000 tons.

We had a gross margin of 23 percent for the quarter, up 5 points from the gross margin of 18 percent for the third quarter of 2003. The improvement is predominantly due to price improvements and our focus on efficiency-enhancing programs that Mike discussed. Plus, last year, our third-quarter margin was compressed by 2 percent due to some accelerated depreciation. For the nine months ended September 30, our gross margin was 26 percent compared to 23 percent for the same period last year.

Our third-quarter SG&A expense increased by $2.1 million when compared to 2003. The increase is due to the increased expense of being a public company, some higher general liability insurance costs, and the impact of foreign exchange rates on our UK and Canadian SG&A costs. We had other charges of $600,000 for secondary stock offering costs also.

Our third-quarter interest expense of 15.4 million was virtually even with the third quarter of 2002. Our year-to-date interest expense of 45.9 million is $5.4 million greater than the same period last year. The difference is primarily due to the discount notes that were issued in May of 2003.

Our other expense of $3.3 million was a non-cash consequence of the weakening U.S. dollar versus the Canadian dollar. This unfavorably impacted our earnings by 8 cents per share after-tax, compared to 4 cents per share after-tax in 2003. Our Canadian operations keep certain U.S. dollar denominated accounts on their books, so this $3.3 million is the non-cash effect of translating the value of those U.S. dollar-denominated accounts into their local currencies.

Our tax benefit for the third quarter of 2004 was 12.1 million, which includes a benefit of $11.1 million resulting from the release of part of the Company's reserve against its NOL carry-forward and other deferred tax assets. We were able to release most of the reserve because our steadily improving performance makes it more likely that we will be able to fully utilize the tax carry-forwards. We had consulted with our auditor, who concurred that a release of the valuation allowance was appropriate. As we evaluated the impact of that release, it became clear that we should have recognized some of the benefit in prior years. So essentially, we determined that it was more appropriate to release a portion of the valuation allowance over all reported periods than to do it all in the third quarter of 2004. This is a non-cash accounting benefit that doesn't affect cash taxes, operating earnings, income before income taxes, or our ability to use net operating loss carry-forwards to reduce our cash tax payments in the future. It simply changes the amount we accrue in the non-cash valuation allowance.

We estimate that our book tax rate for 2004 will be approximately 30 percent, and there's no change in our estimation that our cash taxes will be approximately $10 million for 2004. We expect our book tax rate to increase modestly in 2005 as a result of the change in our valuation allowance.

Our net income for the quarter was 5.5 million, or 17 cents per share. Excluding the $11 million non-cash tax benefit, our net loss would've been $5.1 million, or a loss of 17 cents per share this quarter, compared to a restated loss, excluding special items, of $7.6 million, or 25 cents a share, for the third quarter of 2003.

For the nine months ended September 30, 2004, our income was $29.9 million, or 93 cents per share. Excluding special items, our income was 19.6 million or 61 cents per share, compared to restated earnings, excluding special items, of $10.1 million, or 29 cents per share, for the nine months ended September 30, 2003.

Our EBITDA of $18.8 million is an improvement of $1.9 million or 11 percent over the third quarter of last year. Our year-to-date EBITDA of 103.1 million is a 23 percent improvement over the same period in 2003, and our year-to-date adjusted EBITDA of 108.1 million is a 25 percent improvement over the prior year. These gains are a reflection of the sales growth and cost-containment successes we discussed earlier.

For the first nine months of the year, our cash flow from operations was $86.8 million, an increase of 35.4 million over the same period in 2003.

Capital Expenditures are $16.4 million year-to-date. We still expect our Capital Expenditures for the full year to be in the 25 to $27 million range.

Our debt was 573.5 million as of September 30, 2004, which reflects another $10 million voluntary payment on our term loan during the quarter. That brings our voluntary repayments to $30 million year-to-date. debt net of cash was 565.2 million, a decline of $32.6 million from December 31 and $29.8 million from last year's September quarter end.

So, in conclusion, we see no changes in our cash taxes or cash flow. We are squarely on target with our deleveraging plan and our third-quarter performance was solidly ahead of 2003 with volume growth, price improvements, and successful cost-containment efforts in all segments of the business.

With that, I will open up the call for questions. Alexandria?

QUESTION AND ANSWER

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Operator


Certainly, sir. (OPERATOR INSTRUCTIONS). Bob Koort of Goldman Sachs.


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Bob Koort  - Goldman Sachs - Analyst


Good morning. I've got a couple of quick questions. First, it's tough to quibble obviously what you guys are doing. Mike, just curious. No market share gains in the upcoming season -- that's a little different than what we've seen over the last few years. Is there any specific reason behind that?


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Michael Ducey  - Minerals International, Inc. - President, CEO


No, not really. When we looked at the growth in the -- when we looked at the growth in our commitments of 1 to 2 percent just in what our existing customers were asking us to do and our production plan -- and we are running pretty tight on our production plan as it was going into the year -- also with our forecast that we could be facing a slightly better than normal winter, we thought it was better to try to maintain our market share within that range in order to maximize our customer service capability.


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Bob Koort  - Goldman Sachs - Analyst


Great. You talked about being hedged on gas through year-end but that leaves the open-ended question about the first quarter when we're looking at 7 or $8 NYMEX strip prices. Can you tell us what kind of hedging you have in place for the new year?


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Rod Underdown  - Minerals International, Inc. - CFO


For the new year, we are hedged about 60 percent for the full year. It is at higher prices than we had in 2004. You know, I think what we've seen in these businesses in the past is when we do have raw material cost increases such as natural gas, we have been able to increase the prices in the affected businesses and pass those long to our customer. We are projecting that we -- expect that we're going to be able to do that again.


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Michael Ducey  - Minerals International, Inc. - President, CEO


Right now, in our general trade area, which by the way is the most affected by the natural gas rise, there is an industry-wide price increase out there ranging anywhere from 4 to $8 a ton, which pretty much mirrors the price increase that was gotten last year. So factoring that in, along with our hedging programs, we feel we are pretty well positioned to offset the impact of the natural gas rise in 2005.


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Bob Koort  - Goldman Sachs - Analyst


I got you. One final question -- thanks for the time. It seemed, if I recollect, when you bought the IMC SOP business, part of the strategy was eliminating some of the low-margin export sales that they seemed much more aggressive with. Now, we've seen, in the commodity potash market, Cynocam (ph) has taken a very nice price hike from the big players. Does that mean maybe you'll see the same in SOP and maybe you will start to have your export opportunities?

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Michael Ducey  - Minerals International, Inc. - President, CEO


Well, we still do have some export business. We have throttled that back from where it was because the North American demand and Mexico demand has been so strong for the SOP product line, and that's our best net-backs. I would say, in order for the export market to equal our net-back advantage we have in pricing in the U.S., we would have to see significant price increases abroad to make it really enticing for us to want to re-enter that market.

Our strategy is to be the premier supplier in the North American and NAFTA, really, SOP marketplace, because we have such a strategic cost position advantage. While we are opportunistic in some of the markets that we export to, we really don't see that as part of our growth strategy.


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Operator


(OPERATOR INSTRUCTIONS). Dave Silver of J.P. Morgan.


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Dave Silver  - J.P. Morgan - Analyst


Good morning. I had a question I guess regarding your average pricing that you reported on the salt side. So, both the highway deicing and the general trade average prices were up maybe 4 or 5 percent year-over-year. If I can ask you, maybe on the highway deicing side, I think you mentioned that included some industrial sales to the chemical side.


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Michael Ducey  - Minerals International, Inc. - President, CEO


That's correct -- chlorine.


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Dave Silver  - J.P. Morgan - Analyst


Yes, which I believe is kind of the lowest-priced business in that segment, so
I guess that makes the year-over-year price increase look a little stronger than just the raw kind of 4 percent number. I was wondering if you could kind of talk about that? Are there some secular trends or some other issues that would lead to the stronger, seemingly stronger year-over-year price trend?


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Michael Ducey  - Minerals International, Inc. - President, CEO


No. I mean you hit it right on the head. The chlorine caustic market is really strong right now. Therefore, the chemical demand for rock salt is very, very good. Historically, that has been our lowest-margin market. However, we have been successful in renegotiating some of those contracts to get some pricing improvement in the chemical segment. But, it is the lower-priced product in our portfolio, which means that our pricing in other areas of salt have more than offset that mix issue within the highway business and also general trade. So I think, in general, I would say, excluding that, we've seen stronger pricing performance in our base salt businesses.


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Rod Underdown  - Minerals International, Inc. - CFO


David, if I could just add to that, we did have higher volumes in our highway deicing business in the UK, so even though, in North America, our chemical sales volumes were higher, we also had higher UK volumes on highway deicing, and so those were somewhat offsetting.

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Michael Ducey  - Minerals International, Inc. - President, CEO


You remember last year, we had a really, really good winter season in the UK. Our early-fill last year in the UK was like 250,000 tons; this year, is up closer to 400,000 tons. So, that as Rod mentioned, also has a very favorable impact.


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Dave Silver  - J.P. Morgan - Analyst


So that's a bigger part of the volume increase on that side year-over-year. Could you maybe continue those comments over on the general trade side, where I guess the average price is? I think it's the highest of the year and it's up 5 percent year-over-year.


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Rod Underdown  - Minerals International, Inc. - CFO


Yes, you know, we have seen price improvements, as Mike mentioned earlier. You know, there was a general price announcement back at the beginning of the third quarter, and we've been negotiating with our customers on that price increase as our contracts come up, and so we've seen improvements there.

We also have seen some impact from foreign exchange rates, and that has probably accounted for about half of the percentage gain that we've seen on the general trade side of the business.


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Dave Silver  - J.P. Morgan - Analyst


Okay. If I can just ask Bob's natural gas hedging question maybe slightly differently? In the third quarter, I'm guessing you had some hedges in place and I'm guessing that they had a positive effect. Could you quantify maybe what your existing gas hedge portfolio added to the third-quarter results?


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Rod Underdown  - Minerals International, Inc. - CFO


Yes. You know, I think, from a marked to what the market was, it was a nice improvement. I think the improvement probably would have been around $1 million but I would have to go back and do that calculation.


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Dave Silver  - J.P. Morgan - Analyst


Okay, I could follow up on that later. Thanks very much.


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Operator


Peter Parks of Park West .


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Peter Parks  - Park West (ph) - Analyst


Good morning. Could you tell us a little bit or could you remind us about your NOL? You talked about $10 million in cash taxes (inaudible) but how should we -- (technical difficulty) -- for next (inaudible)?


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Rod Underdown  - Minerals International, Inc. - CFO


I am sorry, Peter. I couldn't quite hear the question. Could you say that again?

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Peter Parks  - Park West (ph) - Analyst


Sure. Your NOL -- could you just remind us what your cash taxes might be in years '05 and '04 and how different might books be from cash taxes?


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Rod Underdown  - Minerals International, Inc. - CFO


Sure. Yes, the NOL is something that does reduce our cash taxes domestically and so the income that we generate in the U.S. is shielded from -- with available NOLs that we have.


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Peter Parks  - Park West (ph) - Analyst


Can you remind us how much those are?


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Rod Underdown  - Minerals International, Inc. - CFO


Yes, it's roughly -- I want to say it's around $80 million of NOLs that exist right at September 30.


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Peter Parks  - Park West (ph) - Analyst


Okay.


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Rod Underdown  - Minerals International, Inc. - CFO


The cash tax rate that we saw in 2003 is going to be roughly the same as the cash tax rate in 2004. As I mentioned on the phone, you know, it's about $10 million in cash taxes in 2004. You know, as we see the momentum building in terms of earnings improvement, you would expect some increase in cash taxes in 2005 but less than a typical company would be paying.


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Peter Parks  - Park West (ph) - Analyst


Do you, at this point, expect you will be able to use all of that $80 million over the next whatever years before they expire?


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Rod Underdown  - Minerals International, Inc. - CFO


Well, there are some limitations in terms of the annual utilization of the NOLs, and so we have to look at what those annual limitations are and be sure that we are comfortable using those. But, you know, we are, at this point, confident that we will be able to use a significant majority of those NOLs.


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Peter Parks  - Park West (ph) - Analyst


Great. Thanks and good luck.

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Operator


A follow-up question from Dave Silver of J.P. Morgan.


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Dave Silver  - J.P. Morgan - Analyst


Man, I tell you. You just pushed me right to the front of the queue. I love it!

Okay, a couple of questions, let's see, one on the C dollars. So, the U.S. dollar has really changed its value dramatically versus a number of currencies, including I guess the C dollar, and you do have large operations up there. I wonder if you have kind of a rule of thumb that maybe we could think about in terms of when there's a 5 or 10 cent change in the value of the C dollar relative to the U.S. dollar. What might that mean for your overall costs? I know there's some offsets since you do some business up there and that should work the other way, but do you have kind of a rough rule of thumb on what a change in the C dollars means to operating costs, overhead, things like that?


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Rod Underdown  - Minerals International, Inc. - CFO


Yes. The way we think about our Canadian dollar exposure is that we are almost completely naturally hedged. We have about as much Canadian dollar inflows as we have outflows, so it depends on the quarter and it depends on what's happening in the individual quarter. In quarters where we produced more in Canada than we are selling because of our rock salt business up there, it does make our costs higher in the U.S. as we sell that rock salt product in the upcoming winter season. But our sales and our margins are favorably benefited by the weakening dollar in Canada, compared to the Canadian dollar.


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Dave Silver  - J.P. Morgan - Analyst


Okay.


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Rod Underdown  - Minerals International, Inc. - CFO


So from a cash standpoint, we pretty much are neutral.


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Dave Silver  - J.P. Morgan - Analyst


Okay, very good. Then this is kind of a follow-up question from the last call.
I guess, Mike, you were asked about those longer-term debt issues that you have outstanding with some higher interest rates on them and whether there was a strategy or any kind of route to maybe attacking those a little bit earlier than the call provisions and what not or the maturity dates might indicate. So I was just wondering if there has been any developments (sic) on that or anything we should be thinking about.


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Michael Ducey  - Minerals International, Inc. - President, CEO


Not really. I mean, we continue to review it and look at it. The call provisions of those indentures are pretty onerous. So right now, we don't see any real favorable impact for us to start doing any call-back on any of those things right now. So, while we continue to look at it, the bonds are very well coveted by the bondholders. We see no value in us attacking that issue today.


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Dave Silver  - J.P. Morgan - Analyst


Okay, the last question -- Rod kind of indicated the '04 cap budget really hasn't changed much. I was wondering how you're looking at '05. It seems like your meeting or exceeding your operating goals; the cash flows are certainly coming through, it looks like, with your decision on how to revalue your deferred taxes. Do you see additional, incremental cap spending opportunities for maybe '05, '06, where they might be what magnitude -- you know, things like that, given a favorable operating and cash flow outlook, what other types of incremental opportunities might you be looking at?

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Michael Ducey  - Minerals International, Inc. - President, CEO


That's a good question. Actually, at our last Board meeting, we had that same discussion. Over the last three-year period since we've basically owned the business, we've worked under a very, very structured, disciplined capital program. We are spending our assets faster. Our depreciation -- the only way you can do that, of course, is by investing less than depreciation -- and our target has always been 75 percent of our depreciation. We're seeing the impact of that on our balance sheet.

But I think, going forward now, we are in a much more favorable cash position, and we've had a pretty long laundry list of cost-reduction projects that we have taken in a very orderly manner that basically generate 25 percent-plus. We still have a list of some of those projects. So I think 2005/2006, as we go through the dialogue with our Board, we may see some slight increases in our Capital Expenditures focused on cost-reduction more than profit adding or anything like that because I think there's just low-hanging fruit of there under our OE philosophy that we can start to add to our bottom-line with.


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Dave Silver  - J.P. Morgan - Analyst


Okay.


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Michael Ducey  - Minerals International, Inc. - President, CEO


Once we finalize that with our Board and our discussion, Dave, we will be more than glad to discuss that with you.


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Dave Silver  - J.P. Morgan - Analyst


The next time, you should just invite me to the Board meeting, then I don't have to ask you the question during the conference call. (LAUGHTER). Thanks very much.


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Operator


Nancy Traub of CSFB.


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Nancy Traub  - Credit Suisse First Boston - Analyst


I wondered if you could give us an update on Minosis?


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Michael Ducey  - Minerals International, Inc. - President, CEO


We are scheduled for a November 22 hearing with the equivalent to the Supreme Court I guess you would say, in the UK. It's the last legal challenge that can be filed and answered. That is, again, the 22nd of November. That should be the final say one way or another on the project.

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Nancy Traub  - Credit Suisse First Boston - Analyst


Okay. If we don't get a favorable result from the Supreme Court, what's the outlook there? Because you still are using it for storing documents and stuff?


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Michael Ducey  - Minerals International, Inc. - President, CEO


Yes, that part of it will continue on. I think we'll have to reassess our strategy, along with our joint venture partner, on the where we go after that. I would say, if we get a negative ruling on them, it's time to reassess how we view that project.


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Nancy Traub  - Credit Suisse First Boston - Analyst


Great. Thanks.


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Operator


Ladies and gentlemen, there are no further questions at this time. I would now like to turn the conference back over to Mr. Michael Ducey for any concluding remarks.


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Michael Ducey  - Minerals International, Inc. - President, CEO


Thank you. I would just like to conclude by saying that I am proud of our performance over this quarter. Our sales growth was primarily in non-seasonal products and the gains were in both SOP and salt segments. I'm very pleased with the outcome of our highway deicing bid season. We successfully contained our costs; we continue to make payback investments in the business; we've deleveraged; we've paid a dividend, and we're going to keep working hard to deliver the value expected from our shareholders. I look forward to talking to you again in February.


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Operator


Ladies and gentlemen, thank you for your participation in today's Compass Minerals third-quarter conference call. This concludes today's call. You may now disconnect.